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EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in this Registration Statement on Form S-3 of our reports dated February 23, 2010, relating to the consolidated financial statements and financial statement schedules of Vornado Realty Trust (which report expresses an unqualified opinion and includes an explanatory paragraph relating to a change in method of accounting for debt with conversion options and noncontrolling interests in consolidated subsidiaries), and the effectiveness of internal control over financial reporting, appearing in the Annual Report on Form 10-K of the Company for the year ended December 31, 2009, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

Parsippany, New Jersey
May 14, 2010

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  EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM